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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Consolidated - Tomoka Land Co

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONSOLIDATED-TOMOKA LAND CO.

Post Office Box 10809

Daytona Beach, Florida 32120-0809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 23, 2008

To the Shareholders:

The Annual Meeting of Shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the “Company”), will be held at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, on Wednesday, April 23, 2008, at ten o’clock in the morning for the following purposes:

1.	To elect three directors to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2011.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 29, 2008, are entitled to notice of, and to participate in and vote at, the meeting.

A complete list of shareholders as of the record date will be available for shareholders’ inspection at the corporate offices at 1530 Cornerstone Boulevard, Suite 100, Daytona Beach, Florida, for at least ten days prior to the meeting.

By Order of the Board of Directors

Linda Crisp

Corporate Secretary

Daytona Beach, Florida

March 21, 2008

All shareholders are requested to date and sign the enclosed proxy and return it promptly in the accompanying envelope. This proxy is revocable by you at any time before it is exercised by notifying the corporate secretary of the Company in writing or by submitting a properly executed, later-dated proxy. Signing a proxy will not affect your right either to attend the meeting and vote your shares in person or to give a later proxy.

A COPY OF THE COMPANY’S MOST RECENT FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO THE COMPANY’S CORPORATE SECRETARY, POST OFFICE BOX 10809, DAYTONA BEACH, FLORIDA 32120-0809.

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT

i

CONSOLIDATED-TOMOKA LAND CO.

Post Office Box 10809

Daytona Beach, Florida 32120-0809

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

April 23, 2008

GENERAL INFORMATION

Why am I receiving this proxy statement?

This proxy statement and the enclosed form of proxy are being sent to you, a shareholder of Consolidated-Tomoka Land Co. (which we refer to as “the Company,” “we,” “our” or “us”), a Florida corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, April 23, 2008 at 10:00 a.m. (EST) at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida (and at any adjournment or adjournments thereof) (the “Annual Meeting”), for the purposes set forth in the accompanying notice of annual meeting.

On or about March 21, 2008, we commenced mailing and made available electronically to our shareholders: (1) this proxy statement, (2) the accompanying proxy card and voting instructions, and (3) a copy of our 2007 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our audited financial statements.

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

What is a proxy statement?

This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to obtain shareholder action on the matters outlined in the notice of meeting included with this proxy statement. These matters include the election of three Class II directors for three-year terms expiring at the 2011 Annual Meeting of Shareholders. This proxy statement provides you with detailed information about this matter.

What is a record date and who is entitled to vote at the Annual Meeting?

The record date for the shareholders entitled to vote at the Annual Meeting is February 29, 2008. The record date was established by our Board as required by Florida law, the law of our state of incorporation. Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are entitled to one vote for each share that you owned on the record date on every matter submitted to the meeting. Our Articles of Incorporation and bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

How many shares can be voted and what is a quorum?

You are entitled to one vote for each share of our common stock that you own as of the close of business on February 29, 2008. At the close of business on February 29, 2008, there were 5,725,806 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 2,862,904 shares of common stock based on the record date of February 29, 2008, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.

What different methods can I use to vote?

You have a choice of voting:

•	By mail; or

•	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation.

What is the difference between a “record holder” and an owner holding shares in “street name?”

If your shares are registered in your name, you are a “record holder.” You will be a record holder if you hold a stock certificate or if you have an account directly with our transfer agent, Registrar and Transfer Company. If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name” and you are considered the beneficial owner of such shares.

How do I vote if my shares are held in my name?

Voting by mail

If you are a shareholder of record, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided.

Voting in person at the meeting

If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to the Annual Meeting proper personal identification and evidence of your share ownership.

How do I vote if my shares are held in “street name?”

Voting over the Internet, by telephone or by mail

If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” shareholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting

If your shares are held in the name of your broker, bank, or other nominee and if you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank, or other nominee to obtain a broker’s proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

Can I revoke my proxy or change my vote?

As long as your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:

•	By sending a written notice of revocation to our Corporate Secretary at Consolidated-Tomoka Land Co., P.O. Box 10809, Daytona Beach, Florida 32120-0809;

•	By duly signing and delivering a proxy card that bears a later date; or

•	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy or change your vote. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee.

What are my voting choices and what is the required vote?

By giving us your proxy, you authorize Company management to vote your shares at the Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.

Proposal 1: Election of Directors

We have nominated three directors for election at the Annual Meeting. In accordance with our bylaws, the election of the nominees will require the affirmative vote of the holders of a plurality of the votes cast at the meeting. If you mark your proxy to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Shares that abstain from voting and broker non-votes will be treated as shares represented at the meeting, but not voting, so they will have no effect on the outcome of the voting to elect directors.

With respect to the proposal to elect three nominees for director, you may:

•	Vote “For” the election of a nominee for director named in this proxy statement, or

•	“Withhold Authority” to vote for one or more of the nominees named in this proxy statement.

What is the Board’s voting recommendation?

The Board of Directors of the Company recommends a vote “for” the election of Messrs. Olivari, Davison and McMunn in Class II.

What happens if I return an unmarked proxy card?

If you return your properly executed proxy card with no votes marked, your shares will be voted FOR the election of all three of the nominees for director named in this proxy statement.

Will any other matters be voted on at the Annual Meeting?

As of the date of this proxy statement, our management knows of no other matter that may be properly presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of shareholders, the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.

Will my shares be voted if I do not return my proxy card?

If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted. Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors is considered a “routine” matter for which brokerage firms may vote unvoted shares.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you own shares in multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Registrar and Transfer Company, which may be reached by telephone at 800-368-5948 or over the internet at info@rtco.com.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing, and mailing.

May I access this year’s proxy statement and annual report over the Internet?

This proxy statement and a copy of our 2007 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, are available by accessing the Investor Relations section of our website, at www.ctlc.com.

Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and to publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008, which we will file with the Securities and Exchange Commission and make available on our website at www.ctlc.com.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Articles of Incorporation divide the Board of Directors into three classes, as nearly equal as possible. Three Class II directors are to be elected at the Annual Meeting, to hold office until the 2011 Annual Meeting of Shareholders, or until their successors are duly elected and qualified.

All properly executed and returned proxies will be voted for the election of the persons named below who have been recommended to the Board of Directors by the Corporate Governance Committee as nominees for Class II, unless authority to do so is withheld.

William L. Olivari has been nominated to replace James E. Jordan, who resigned from the Board on March 12, 2008, William H. Davison and William H. McMunn are currently directors. Each nominee has indicated his willingness to serve if elected. If any nominee should be unable to serve, which is not now anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

The Company’s Corporate Governance Committee is currently seeking a qualified individual to replace Bob D. Allen, a Class I director who will retire effective at the Annual Meeting.

The election of Messrs. Olivari, Davison and McMunn will require the affirmative vote of the holders of a plurality of the votes cast at the meeting. The Board of Directors of the Company recommends a vote “for” the election of Messrs. Olivari, Davison and McMunn in Class II.

Proxies solicited by the Board will be so voted unless shareholders specify in their proxies a contrary choice. Abstentions and broker non-votes will be treated as shares represented at the meeting, but not voting, so they will have no effect on the outcome of the voting to elect directors.

Additional information concerning the nominees and the directors appears below.

Name, Age and Principal Occupation As of January 31, 2008	Director Since	Class and Expiration of Term	Other Public Companies or Investment Companies Where Serving on the Board of Directors
John C. Adams, Jr.—age 71(1)(3) Retired in 2006 as executive vice president of Brown & Brown, Inc. (an insurance agency).	1977	I 2010	None

William H. Davison—age 64(4) Retired in 2007 as Chairman of the Board, president and chief executive officer of SunTrust Bank, East Central Florida.	2007	II 2008	None

Gerald L. DeGood—age 65(3) Consultant since June 1999; partner in Arthur Andersen LLP from 1974 to June 1999.	2004	III 2009	None

James E. Gardner—age 69(2)(4) Retired in 2000 as president and chief executive officer of ITT Community Development Corporation.	2005	III 2009	None

Name, Age and Principal Occupation As of January 31, 2008	Director Since	Class and Expiration of Term	Other Public Companies or Investment Companies Where Serving on the Board of Directors

William H. McMunn—age 61(1) President of the Company since January 2000 and chief executive officer since April 2001.	1999	II 2008	None

John C. Myers, III—age 61(2)(4) President and chief executive officer of the Reinhold Corporation (a privately owned family corporation with Florida land holdings, forestry, an ornamental tree nursery and other investments), since 1993.	2006	I 2010	None

William L. Olivari—Age 64 Certified Public Accountant and Partner in Olivari and Associates (an accounting firm).	Nominee	II	None

William J. Voges—age 53(3) President and chief executive officer since 1997, and general counsel since 1990 of The Root Organization (a private investment company with diversified holdings, including real estate).	2001	III 2009	None

(1)	Member of the Executive Committee, which held one meeting by written consent in 2007. The Executive Committee has the authority during intervals between meetings of the Board of Directors to exercise power on matters designated by the Board.
(2)	Member of the Compensation and Stock Option Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Corporate Governance Committee.

DIRECTOR COMPENSATION FOR 2007

In 2007, the Company provided the following annual compensation to non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	Total ($)
John C. Adams, Jr	29,500	17,470	46,970
Bob D. Allen	61,750	0	61,750
William H. Davison	14,500	0	14,500
Gerald L. DeGood	41,250	0	41,250
James E. Gardner	20,000	3,461	23,461
Byron E. Hodnett(2)	13,500	0	13,500
James E. Jordan(3)	14,500	0	14,500
Robert F. Lloyd(2)	12,500	0	12,500
John C. Myers, II	24,500	0	24,500
William J. Voges	29,500	5,378	34,878

(1)	Amounts consist of above-market earnings during fiscal 2007 on compensation that was deferred through fiscal 2007 under the Director Deferred Compensation Plan.
(2)	Retired as a member of the Board of Directors on April 25, 2007.
(3)	Resigned as a member of the Board of Directors on March 12, 2008.

Cash Compensation

Each non-employee director of the Company is paid an annual retainer of $15,000, payable quarterly, in compensation for service as a director, plus $1,500 for each board meeting attended. In addition, Mr. Allen, as Chairman of the Board, received an annual fee of $40,000, payable quarterly. Members of the Board’s Executive, Compensation and Stock Option, and Corporate Governance Committees also received $1,000 for each committee meeting attended, and Audit Committee members received $1,500 for each committee meeting attended, except that the Chairmen of the Executive, Compensation and Stock Option, and Corporate Governance Committees received $2,000 per meeting attended, and the Audit Committee Chairman received $4,000 for each committee meeting attended. For meetings via conference call, each director or committee member received $500, and the Chairman received $750 per meeting.

Director Deferred Compensation Plan

Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Directors, amended and restated effective January 1, 2005 (the “Director Deferred Compensation Plan”), directors are eligible to defer receipt of all or a portion of their fees earned for service on the Board of Directors and its committees. Deferred compensation accrues interest annually at the average rate of return earned by the Company on its short-term investments, which was 7.40% in 2007. Participants will generally receive their funds in substantially equal annual installments over a 10-year period commencing after the director ceases to be a director. Three directors currently participate in the Director Deferred Compensation Plan.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board is committed to responsible and effective corporate governance and regularly monitors developments in the area of corporate governance.

Independent Directors

The listing standards of the American Stock Exchange require that the Company have a board of directors with at least a majority of independent directors. Our Board of Directors annually determines the independence of the Company’s directors based on these listing standards. No director is considered independent unless the Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company.

The Board has determined that the following directors, who constituted a majority of the members of the Company’s Board of Directors, were independent as of December 31, 2007 pursuant to Section 121A of the American Stock Exchange Company Guide:

• John C. Adams, Jr.	• James E. Gardner
• Bob D. Allen	• James E. Jordan
• William H. Davison	• John C. Myers, III
• Gerald L. DeGood	• William J. Voges

In determining Mr. Davison’s independence, the Board considered his position at SunTrust Bank, East Central Florida Division, from which he retired in September 2007, and the Company’s transactions with SunTrust Bank, further described under the heading “Certain Relationships and Related Party Transactions” on page 17 below. The Board affirmatively determined that Mr. Davison did not have a relationship that would interfere with his exercise of independent judgment in carrying out his responsibilities as a director because Mr. Davison was an officer of a different division of SunTrust which administers the loan facilities of the Company and had no involvement with such transactions (either on a direct or indirect basis).

The Board has also determined that director nominee William L. Olivari is independent.

The Company’s independent directors hold a formal meeting quarterly, separate from management and non-independent directors.

Director Attendance at Meetings

During 2007, the Board of Directors held four regularly scheduled meetings and one special meeting. All members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during 2007.

The policy of the Company is to encourage members of the Board of Directors to attend the Annual Meeting of Shareholders. All directors attended the 2007 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee, which held six meetings in 2007, assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor, the Company’s systems of internal controls over financial reporting established by management and the Board, and the Company’s auditing, accounting and financial reporting processes generally. KPMG LLP, the Company’s independent auditor for its fiscal year ended December 31, 2007, reported directly to the Audit Committee.

The Audit Committee acts under a written charter adopted by the Board of Directors, which was amended January 24, 2007. A copy of this charter was attached to the proxy statement sent to Company shareholders on or about March 23, 2007, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the 2007 Annual Meeting of Shareholders.

All members of the Audit Committee are independent under the listing standards of the American Stock Exchange and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. All Audit Committee members possess the level of financial literacy required by the listing standards of the American Stock Exchange. Mr. DeGood, as Chairman of the Audit Committee, meets the current standard of requisite financial management expertise as required by the American Stock Exchange and is an “audit committee financial expert” as defined by the rules adopted by the Securities and Exchange Commission.

The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee, which held one meeting in 2007, assists the Board of Directors in discharging its responsibilities relating to the compensation of the Company’s chief executive officer and other officers and key employees, reviews and discusses with management the Company’s “Compensation Discussion and Analysis” set forth below, and administers the 2001 Stock Option Plan. The Compensation and Stock Option Committee may form and delegate its authority to subcommittees when appropriate.

The Compensation and Stock Option Committee has primary responsibility for determining the compensation philosophy of the Company and recommending to the Board of Directors for approval the compensation for the named executive officers. The Chairman of the Board of Directors aids the Compensation and Stock Option Committee by providing annual recommendations regarding the performance and compensation of Mr. McMunn, the President and Chief Executive Officer of the Company. Mr. McMunn provides annual recommendations regarding the compensation of the other named executive officers and all other managers whose annual total compensation exceeds $75,000.

The Compensation and Stock Option Committee has the authority to retain a compensation consultant or advisor. Until recently, however, the Compensation and Stock Option Committee had never engaged an outside consultant to advise it on executive compensation, because it has been the belief of the Compensation and Stock Option Committee that its members, with the assistance and recommendations of management, were best situated to make compensation decisions in light of the Company’s size, the service and experience of the members of the Compensation and Stock Option Committee and the executive officers, and the nature of our business. However, the Compensation and Stock Option Committee decided to engage a compensation consultant for 2008. The Compensation and Stock Option Committee received and reviewed proposals from several compensation consultants and recently engaged Towers Perrin, a global professional services firm, to perform a comprehensive review, including benchmarking and peer company comparison, of our executive compensation program, including base salaries, bonus and incentive compensation and benefit plans and arrangements, and option granting practices, for use by the Compensation and Stock Option Committee in evaluating and establishing executive compensation in 2008. The Compensation and Stock Option Committee did not engage the services of Towers Perrin for, and did not seek its expertise regarding any executive compensation arrangements for, any named executive officer in setting 2007 compensation.

The Compensation and Stock Option Committee acts under a written charter adopted by the Board of Directors, which was amended January 24, 2007. A copy of this charter was attached to the proxy statement sent to Company shareholders on or about March 23, 2007, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the 2007 Annual Meeting of Shareholders.

The Compensation and Stock Option Committee of the Board of Directors consists solely of independent directors under the listing standards of the American Stock Exchange.

Corporate Governance Committee

The Corporate Governance Committee, which held two meetings during 2007, was formed to perform the functions of a nominating committee and recommends to the Board individuals qualified to become members of the Board (based on criteria approved by the Committee) and nominees for the Board for annual meetings of the shareholders. All members of the Corporate Governance Committee are independent under the listing standards of the American Stock Exchange.

The Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. A copy of this charter was attached to the proxy statement sent to Company shareholders on or about March 23, 2007, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the 2007 Annual Meeting of Shareholders.

Consideration of Director Nominees

The Corporate Governance Committee will consider recommendations from shareholders for nominations for candidates for membership on the Board of Directors. To recommend a candidate to the Committee, shareholders should submit recommendations in writing to the Company’s Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder: (a) the name and address, including telephone number, of the recommending shareholder; (b) the number of the Company’s shares owned by the recommending shareholder and the time period for which such shares have been held; (c) if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held (alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and (d) a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of shareholders.

In addition, a nominating recommendation must be accompanied by the following information concerning the proposed nominee: (a) the name, business address and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class or series and number of shares of capital stock of the Company, if any, which are owned beneficially and of record by the proposed nominee; and (d) any other information regarding the proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, had the proposed nominee been nominated by the Board of Directors of the Company. The nominating recommendation must also describe all relationships between the proposed nominee, his immediate family, and the recommending shareholder, including management of any corporate shareholder, and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to the governance of the Company. The statement should include whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Corporate Governance Committee (and the recommending shareholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company. If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group. Director candidates recommended by shareholders in accordance with these procedures will be evaluated and considered by the Corporate Governance Committee in the same manner as it evaluates other proposed nominees.

In addition to recommending nominees for consideration to the Corporate Governance Committee, shareholders may also directly propose nominees for consideration at an annual meeting of our shareholders. The requirements and procedures to be followed by shareholders wishing to directly nominate a director at our annual meeting are discussed below under “Shareholder Proposals.”

The Corporate Governance Committee has established specific, minimum qualifications that must be met by a Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of the American Stock Exchange. In addition, a nominee should demonstrate high ethical standards and integrity in his or her personal and professional dealings and be willing to act on and remain accountable for boardroom decisions; should have the ability to provide wise, thoughtful counsel on a broad range of issues; should be financially literate; should have a history of achievements that reflect high standards for themselves and others; should be committed to seeking exceptional performance of the Company, both in absolute terms and relative to its peers; and should have the ability to commit sufficient time and attention to the activities of the Company.

Prior to identifying and evaluating nominees for director, the Corporate Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Committee considers potential candidates for director, which may come to the Committee’s attention through current Board members, shareholders, professional search firms, or other persons. In addition to the specific, minimum qualifications described above, the Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which the Company operates; ability and willingness to motivate and require high-performance by management; and capability of questioning, approving, and monitoring the Company’s strategic plans, providing insight and directional focus. The Committee meets to review and report to the Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the Annual Meeting of Shareholders.

In 2007, the Company received a recommendation for a director candidate from David Winters of Wintergreen Advisers, LLC, a shareholder of more than 5% of the Company’s outstanding shares, which recommendation was considered by the Corporate Governance Committee in the nominating process. The Corporate Governance Committee did not choose to nominate Mr. Winters’ candidate following the nominees disclosure of a pre-existing commitment to another board that conflicted with the Company’s meeting dates.

The nomination of William L. Olivari was recommended by John C. Adams, Jr., a director of the Company.

Codes of Ethics

The Company has adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, violations of which may be reported to the Audit Committee. The Company will provide a copy of this code to any person upon request and without charge. Any such request should be made in writing to the Company’s Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

The Company has adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code.

Communication with the Board of Directors

Individuals may communicate with the Board of Directors by writing to Bob D. Allen, Chairman of the Board, Consolidated-Tomoka Land Co., Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Policies and Procedures for Approval of Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy and Procedures establishing guidelines with respect to the review, approval and ratification of Related Party Transactions. The policy applies to any transaction in which the Company is a participant, any related party has a direct or indirect interest and the amount involved exceeds $120,000. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of the entry into the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of February 29, 2008, the following shareholders were beneficial owners of more than 5% of the outstanding shares of common stock of the Company. The information below is as reported in filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the shares of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barington Capital Group, L.P., et. al.(1)	334,981	5.85%
888 Seventh Avenue, 17th Floor New York, NY 10019

Pico Holdings, Inc.(2)	310,000	5.41%
875 Prospect Street, Suite 301 LaJolla, CA 92307-4264

Third Avenue Management LLC(3)	595,050	10.39%
622 Third Avenue, 32nd Floor New York, NY 10017

Wintergreen Advisers, LLC, et. al.(4)	1,481,474	25.90%
333 Route 46 West, Suite 204 Mountain Lakes, NJ 07046

(1)	The amount shown and the following information is derived from a Schedule 13D filed jointly by Barington Companies Equity Partners, L.P. (“Equity LP”), Barington Companies Investors, LLC (“Investors LLC”), Barington Investments, L.P. (“Investments LP”), Barington Companies Advisors, LLC (“Advisors LLC”), Barington Companies Offshore Fund, Ltd. (“Offshore”), Barington Offshore Advisors II, LLC (“Offshore II”), Barington Capital Group, L.P. (“BCG”), LNA Capital Corp. (“LNA”) and James A. Mitarotonda, reporting combined beneficial ownership of 334,981 shares as of January 29, 2008. According to Schedule 13D, Equity LP beneficially owns 106,101 shares, Investments LP beneficially owns 37,193 shares and Offshore beneficially owns 191,687 shares. As the majority member of Investors LLC, the general partner of Equity LP, Advisors LLC, the general partner of Investments LP, and Offshore II, the investment advisor to Offshore, BCG may be deemed to beneficially own the shares beneficially owned by Equity LP, Investments LP and Offshore; as the general partner of BCG, LNA may be deemed to beneficially own the shares beneficially owned by Equity LP, Investments LP and Offshore; and as the sole stockholder and director of LNA, James A. Mitarotonda may be deemed to beneficially own the 334,981 shares beneficially owned by Equity LP, Investments LP and Offshore; Mr. Mitarotonda has sole voting and sole dispositive power over these 334,981 shares.
(2)	The amount shown and the following information is derived from a Schedule 13G filed by Pico Holdings, Inc. (“Pico”), reporting beneficial ownership as of February 14, 2008. According to Schedule 13G Pico has sole voting and sole dispositive power over 310,000 shares.
(3)	The amount shown and the following information is derived from a Schedule 13G filed by Third Avenue Management LLC (“TAM”), reporting beneficial ownership as of February 14, 2008. According to Schedule 13G TAM has sole voting power and sole dispositive power over 595,050 shares. Third Avenue Value Fund has the right to receive dividends from, and the proceeds from the sale of, 31,000 of the shares reported by TAM; Third Avenue Real Estate Opportunities Fund, L.P. has the right to receive dividends from, and the proceeds from the sale of, 500,500 of the shares reported by TAM; and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 63,550 of the shares reported by TAM.

(4)	The amount shown and the following information is derived from a Schedule 13D filed by Wintergreen Advisers, LLC (“Wintergreen”), reporting beneficial ownership as of February 6, 2008. According to Schedule 13D Wintergreen Fund, Inc. (“Fund”) beneficially owns 564,961 shares and Wintergreen Partners Fund, LP (“Partners Fund”) beneficially owns 438,240 shares. Wintergreen, as sole investment manager of Fund and Partners Fund may be deemed to beneficially own the 1,481,474 shares beneficially owned by Fund and Partners Fund, and Wintergreen has sole voting and sole dispositive power with respect to these 1,481,474 shares.

Security Ownership of Management

The following table contains information at February 29, 2008, on the beneficial ownership of the shares of common stock of the Company for each director and director nominee, each executive officer named in the Summary Compensation Table, and by all directors, director nominees and executive officers of the Company as a group, and the percentage of the aggregate of such shares to all of the outstanding shares of common stock the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership						Percent of Class
	Sole		Shared		Total(5)
John C. Adams, Jr.	10,000	(1)	—		10,000	(1)	*
Bob D. Allen	4,034		—		4,034		*
Robert F. Apgar	7,600	(2)	4,300		11,900	(2)	*
William H. Davison	—		—		—		—
Gerald L. DeGood	494		—		494		*
James E. Gardner	250		—		250		*
William H. McMunn	24,200	(2)	58,387		82,587	(2)	1.04%
John C. Myers, III	100		200		300		—
William L. Olivari	—		—		—		—
Bruce W. Teeters	33,755	(2)(3)	—		33,755	(2)(3)	*
William J. Voges	1,730		489	(4)	2,219	(4)	*
Directors, Director Nominees, and Executive Officers as a Group (12 persons)	82,163	(2)	63,376		145,539	(2)	2.50%

*	Less than 1%.
(1)	Does not include 4,000 shares held in trust for Mr. Adams’ wife who has sole voting and disposition power over these shares.
(2)	Includes shares subject to options that are currently exercisable within 60 days of February 29, 2008 as follows: Mr. Apgar, 7,600 shares; Mr. McMunn, 24,000 shares; Mr. Teeters, 9,600 shares; and the executive officers as a group, 41,200 shares.
(3)	Includes 200 shares held by Mr. Teeters’ wife who has sole voting and disposition over these shares.
(4)	Includes 200 shares held jointly with his wife, for which Mr. Voges does not have voting power.

RELATED PARTY TRANSACTIONS

William H. Davison, a director of the Company, was Chairman, President, and Chief Executive Officer of SunTrust Bank, East Central Florida, until his retirement in September 2007. The Company and SunTrust Bank are parties to a Master Loan and Security Agreement dated July 1, 2002, and amended March 29, 2007 for a term loan in the maximum amount of $8,000,000; the largest aggregate amount of indebtedness outstanding on this loan at any time since January 1, 2007, was $7,061,531, and principal paid on this loan during 2007 was $254,143. The rate or amount of interest payable on this loan is 7.35% and interest paid on this loan during 2007 was $511,892. The outstanding balance on this loan at December 31, 2007 was $6,807,388. This loan was secured by approximately 3,000 acres of the Company’s lands, until the agreement was amended at which time the property was released as collateral. The Company and SunTrust Bank are also parties to a Master Loan and Security Agreement dated May 31, 2002, for an unsecured line of credit in the maximum amount of $20,000,000; the largest aggregate amount of indebtedness outstanding on this line of credit at any time since January 1, 2007 was, $1,690,000. The rate or amount of interest payable on this loan is the 30-day LIBOR market index rate plus 1.4% and interest paid on this loan during 2007, was $2,129. There was no outstanding balance on this line of credit at December 31, 2007. The Company had a letter of credit outstanding at December 31, 2007, in the amount of $280,091, which reserved capacity under the line of credit. The Company and SunTrust are also parties to an International Swap Dealers Association, Inc. Master Agreement dated April 8, 2002, with respect to an interest rate swap with regard to the $8,000,000 term loan described above. The Company believes that these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides an overview and analysis of the material elements of the Company’s compensation program and policies during the 2007 fiscal year for the following individuals, referred to throughout this proxy as the Company’s “named executive officers:”

•	William H. McMunn, President and Chief Executive Officer

•	Bruce W. Teeters, Senior Vice President—Finance and Treasurer

•	Robert F. Apgar, Senior Vice President—General Counsel and Assistant Secretary

Following this section is a series of tables containing specific information pertaining to the compensation earned in 2007 by the named executive officers. The discussion below is intended to put the information contained in the tables into context with the Company’s overall compensation program.

Executive Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract and retain executive officers by aligning their interests with the Company’s short-term and long-term performance goals. This program has been structured to motivate executive officers to achieve those goals and to create long-term allegiance to the Company. The executive compensation program rewards executive officers for both short-term and long-term performance, both on an individual basis and a company wide basis.

The Company’s executive compensation philosophy is intended to balance short-term performance incentives through salary and bonus with long-term performance through stock options with tandem stock appreciation rights and pension plan contributions. The Company endeavors to provide an executive compensation program that:

•	will result in enhanced long-term shareholder value;

•	is competitive;

•	will stimulate actions that contribute to improvement in the Company’s operating and financial results;

•	will attract well-qualified executives who have the ability and desire to implement the Company’s strategy for achieving short-term and long-term performance goals;

•	will motivate executives to achieve Company and individual performance goals set by the Company; and

•	will create long-term allegiance to the Company.

Role of the Compensation and Stock Option Committee and Executive Officers in Executive Compensation Decisions

The Compensation and Stock Option Committee has primary responsibility for determining the compensation philosophy of the Company and recommending to the Board of Directors for approval the compensation for the named executive officers. While the Compensation and Stock Option Committee reviews the total compensation paid to each of the named executive officers, it views each element of the Company’s executive compensation program to be distinct. The Company has not adopted any formal or informal policy for allocating executive compensation between short-term and long-term or between cash and non-cash. The Compensation and Stock Option Committee makes these allocation decisions each year based on recent performance and Company objectives.

The Chairman of the Board of Directors aids the Compensation and Stock Option Committee by providing annual recommendations regarding the compensation of Mr. McMunn, the President and Chief Executive Officer of the Company. Mr. McMunn provides annual recommendations regarding the performance and compensation of the other named executive officers and all other managers whose total annual compensation exceeds $75,000.

The Compensation and Stock Option Committee did not engage any consultant or advisor in connection with its compensation recommendations in 2007. However, in February 2008, the Compensation and Stock Option Committee engaged Towers Perrin, a global professional services firm, to perform a comprehensive review, including benchmarking and peer company comparison, of our entire executive compensation program, including base salaries, bonus and incentive compensation and benefit plans and arrangements, and equity and option granting practices, for use by the Compensation and Stock Option Committee in evaluating and establishing executive compensation in 2008.

Executive Compensation Elements

Base Salary. The base salaries of the named executive officers are usually set annually in January following a review of the prior year’s performance of the normal responsibilities associated with the named executive’s job description. While the Company does not benchmark base salaries against any particular peer group, it endeavors to establish base salaries that are competitive with similar positions in the Company’s geographic location.

Mr. McMunn’s base salary was not increased for 2008 pending the completion and review of an executive compensation study being prepared by Towers Perrin. The determination of base salaries for 2008 for the other named executive officers was also delayed as a result of the Compensation and Stock Option Committee’s decision to postpone this determination pending completion of the compensation study. Any salary increases made following completion of the study would be retroactive to January 1, 2008.

Cash Bonus. The Compensation and Stock Option Committee has the discretion to recommend the payment of cash bonuses for annual performance by the named executive officers as reflected by the Company’s overall profitability and the named executive officer’s individual contributions to that profitability. The following items are considered in determining whether to award a cash bonus: earnings per share (“EPS”); earnings before depreciation, amortization and deferred taxes (“EBDDT”); and individual accomplishments that contributed to EPS and EBDDT during the year, such as each named executive officer’s implementation of goals and objectives, strategic planning, civic involvement and involvement in public affairs. While no formal policy on cash bonuses has been adopted by the Company and the amount to be awarded is discretionary, the Compensation and Stock Option Committee has set a maximum percentage of base salary that a named executive officer is eligible to receive in any annual cash bonus (with the relative maximum based on the ability to impact profitability in such person’s position), as follows: 200% for the Chief Executive Officer and 100% for other named executive officers.

Mr. McMunn was awarded a cash bonus of $170,000, or approximately 60% of base salary, for 2007 performance. In awarding this bonus, the Compensation and Stock Option Committee considered the following factors: the Company’s relatively solid short-term performance in a difficult real estate market; Mr. McMunn’s efforts, through interaction with elected and appointed officials at the city, county and state levels, to protect Company lands from restrictive regulation, preserve entitlements, and position the lands to maximize financial returns to shareholders in future years; his efforts to remove Company acreage from designation as conservation lands under Smart Growth initiatives undertaken by the County and Cities of Volusia County; and his Chairmanship of the Florida Association of Community Developers, a state-wide industry advocacy group, which articulates the industry’s positions on issues and proposed state legislation. Mr. McMunn is also charged with developing long-range visioning and strategic corporate planning.

Mr. Teeters, Senior Vice President-Finance and Treasurer of the Company, was awarded a cash bonus of $87,000, or approximately 35.4% of base salary, for 2007 performance. In awarding this bonus, the Compensation and Stock Option Committee considered the responsibilities arising out of Mr. Teeters’ position as the Chief Financial Officer and his responsibility for real estate sales and the purchase of income properties through the tax-deferred exchange program. Responsibilities also include investor relations and participation in the Company’s long-range strategic planning.

Mr. Apgar, Senior Vice President-General Counsel and Assistant Secretary of the Company, was awarded a cash bonus of $25,000, or approximately 14% of base salary, for 2007 performance. In awarding this bonus, the Compensation and Stock Option Committee considered Mr. Apgar’s role as General Counsel (with emphasis on real estate matters, and government relations), his involvement with real estate contracts and review of all documents related to the purchase of income properties, and his involvement with SEC matters for the Company. He also participates in the long-range strategic planning for the Company.

Many of the same factors related to the Company’s performance in 2007 that were used to evaluate Mr. McMunn were also considered in evaluating Mr. Teeters and Mr. Apgar.

Stock Option Compensation. The Company grants stock options and tandem stock appreciation rights (“SARs”) to align named executive officer incentives with shareholders over the long-term, which is accomplished through such grants since stock options and tandem SARs have value only if the Company’s stock price increases over time. This is the Company’s primary vehicle for providing long-term incentive compensation to and retention of the named executive officers and other key managers.

The Company’s shareholders approved the 2001 Stock Option Plan in April 2001. This Plan provides for the grant of non-qualified and qualified stock options to purchase shares of common stock of the Company at a per share exercise price equal to the fair market value of such shares on the date of grant. The Company’s stock options are typically exercisable as to no more than one-fifth of the total number of shares covered by the option during each twelve month period commencing twelve months after the date of grant, and expire after 10 years. In addition, each stock option grant includes a tandem SAR, exercisable only to the extent that the related stock option is exercisable. Upon the exercise of a tandem SAR, the holder is entitled to receive the value of the SAR, calculated by subtracting the excess of the fair market value of the common stock over the exercise price of the related option from the quotient obtained by dividing such amount by one minus the holders’ personal income tax rate. The tandem SAR is payable upon exercise in cash or common stock, at the discretion of the Compensation and Stock Option Committee. The tandem SAR can be exercised only until the later of the end of (a) the 90-day period following the exercise of the related stock option or (b) the 10-day period beginning on the third business day after the date on which the Company releases its official financial data for the quarter in which the related stock option was exercised.

The 2001 Stock Option Plan does not specify when stock options and tandem SARs are granted. Historically, stock options and tandem SARs have been granted annually in January based on the prior year’s performance. The release of material non-public information is not timed for the purpose of affecting the values of stock options and tandems SARs. At the time of granting stock options and tandem SARs, the Compensation and Stock Option Committee is aware of the Company’s financial results for the prior fiscal year but does not adjust the size of the grants to reflect possible market reaction to such results. No stock options or SARs have been granted to the named executive officers for 2007 performance, pending completion of an executive compensation study being prepared by Towers Perrin. The Compensation and Stock Option Committee may grant the named executive officers stock options and tandem SARs upon completion of the study.

The 2001 Stock Option Plan reserved 500,000 shares for stock option grants. It was anticipated that the shares would be granted over an estimated eight to ten year period with grants awarded covering approximately 10% of the shares per year with adjustments based on the number of participants in the plan and their overall performance. Stock option grants are generally determined by evaluating the number of shares remaining under the 2001 Stock Option Plan and the number of years remaining until expiration of such plan. Following the January 2008 grants, there were approximately 98,000 shares remaining to be awarded to the twelve participants in the plan. The President and Chief Executive Officer and the other named executive officers were not granted stock options or tandem SARs for 2007 performance, pending completion of an executive compensation study being prepared by Towers Perrin. The Compensation and Stock Option Committee may grant the named executive officers stock options and tandem SARs upon completion of the study.

Pension Plan. The Company maintains the Retirement Plan for Employees of Consolidated-Tomoka Land Co. (the “Pension Plan”), a defined benefit pension plan for the benefit of Company employees, including the named executive officers. Benefits are based upon an employee’s cumulative years of service and average compensation for the five most highly-compensated years during the employee’s final 10 years of employment. The benefit formula generally provides for a life annuity benefit. The Company believes that this plan recognizes long-term performance on behalf of the Company and motivates employees to remain with the Company.

401(k) Plan. Employees (including the named executive officers) may participate in the Company’s 401(k) plan, a tax-qualified retirement plan maintained to provide the opportunity to further provide for retirement through tax-deferred employee contributions. The 401(k) plan permits eligible employees to defer compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. The Company makes a safe harbor contribution of 3% of annual compensation for all eligible employees, which is immediately vested and subject to limitations imposed by the Internal Revenue Code. No matching contributions have been made to the named executive officers.

Deferred Compensation. Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Officers and Key Employees, amended and restated effective January 1, 2005, (the “Executive Deferred Compensation Plan”), the named executive officers are eligible to defer receipt of all or a portion of their cash compensation. The deferred compensation accrues interest annually at the average rate of return earned by the Company on its short-term investments, which was 7.40% in 2007. Participants will generally receive their funds in annual installments over a period of not more than 10 years, commencing six months after retirement or termination of employment, unless the participant elects an alternate form of payment at the time of commencement of participation in the plan. The Executive Deferred Compensation Plan allows participants to save for retirement in a tax-effective manner at minimal cost to the Company.

Health and Welfare Benefits. The Company provides to each named executive officer medical and dental insurance coverage as well as long-term disability and life insurance. Dependent coverage is paid by the employee.

The Company has a current policy regarding post-retirement benefit programs for certain healthcare and life benefits for eligible retired employees. All full-time employees become eligible to receive a life benefit up to a maximum of $5,000 if they retire after reaching age 55 with 20 or more years of service, and this program is non-contributory. The retired employee will also receive a supplemental medicare benefit if he or she retires at age 65 with 20 or more years of service. Retirees in Volusia County, Florida, must enroll in the local Florida Health Care Plan, a Federally qualified HMO, and the Company pays up to $25 of their monthly premium. Retired employees in Highlands County received a supplemental medicare policy for which the Company pays up to $120 per month. The post-retirement supplemental medicare benefit premium is contributory with retiree contributions adjusted annually as the premiums change.

Perquisites. The Company provides named executive officers with a paid club membership at the LPGA International Golf Club, based on the belief that the use of such facilities in the course of their employment is in the Company’s interest and will further our business purposes. Named executive officers are also provided with an automobile, including gasoline and vehicle maintenance, except for Mr. Apgar, who elected to take a salary adjustment in 2004 in lieu of an automobile. Mr. McMunn and Mr. Teeters pay for personal use of their vehicles. All of the named executive officers pay for their non-business related restaurant expenses at LPGA International.

Other Matters

Stock Ownership. Stock ownership guidelines for the named executive officers have not been adopted.

Employment Agreements. The Company does not have employment agreements with any employees, including the named executive officers.

Severance Benefits. No Company employees, including the named executive officers, have severance agreements and the Company has not established a severance policy. However, under each option holder’s individual grant agreement or agreements entered into pursuant to the 2001 Stock Option Plan, all unvested stock options and tandem SARs become vested upon the occurrence of a change in control.

Tax and Accounting Implications

Deductibility of Executive Compensation. The Compensation and Stock Option Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Based on current levels of compensation, no executive officer is expected to receive compensation for 2007 or 2008 services that would be non-deductible under Section 162(m). Accordingly, the Compensation and Stock Option Committee has not considered any revisions to its policies and programs in response to this provision of law.

Nonqualified Deferred Compensation. Effective January 1, 2005, Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, we intend to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe we are currently operating such plans in compliance with Section 409A. Pursuant to final regulations issued by the Internal Revenue Service, we amended our deferred compensation plans in 2007 for formal compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Compensation and Stock Option Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Submitted by the Compensation and Stock Option Committee: James E. Gardner, Chairman, and John C. Myers, III.

Summary Compensation Table for 2006-2007

The following table summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2006 and December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(2)	All Other Compensation ($)		Total ($)
William H. McMunn	2007	283,470	170,000	90,210	56,953	12,548	(3)	613,181
President and Chief Executive Officer	2006	272,568	169,000	171,520	54,659	10,965		678,712

Bruce W. Teeters	2007	246,048	87,000	36,084	77,713	7,737	(4)	454,582
Senior Vice President-Finance and Treasurer	2006	236,580	86,400	68,608	82,348	7,865		481,801

Robert F. Apgar	2007	177,840	25,000	27,063	55,575	4,986	(5)	290,464
Senior Vice President-General Counsel and Assistant Secretary	2006	171,000	67,200	68,608	53,668	4,660		365,136

(1)	Amounts consist of both the value of stock options awarded and the value of tandem SARs granted pursuant to the Company’s 2001 Stock Option Plan as follows: 2007 valuation: Mr. McMunn, $58,637 (stock options) and $31,573 (tandem SARs); Mr. Teeters, $23,455 (stock options) and $12,629 (tandem SARs); and Mr. Apgar, $17,591 (stock options) and $9,472 (tandem SARs); 2006 valuation: Mr. McMunn, $111,480 (stock options) and $60,040 (tandem SARs); Mr. Teeters, $44,592 (stock options) and $24,016 (tandem SARs); and Mr. Apgar, $44,592 (stock options) and $24,016 (tandem SARs). See Note 10 (Stock Option Plan) in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for the relevant assumptions used to determine the valuation of stock option and tandem SAR awards.
(2)	Amounts consist of above-market earnings during fiscal 2007 and fiscal 2006 on compensation that was deferred prior to January 1, 2008 and January 1, 2007, respectively, under the Executive Deferred Compensation Plan, and the change in the actuarial present value of the named executive officer’s earned benefit under the Company’s Pension Plan as follows: during fiscal 2007: Mr. McMunn, $50,305 (change in pension value) and $6,648 (above-market earnings); Mr. Teeters, $74,286 (change in pension value) and $3,427 (above-market earnings); and Mr. Apgar, $49,907 (change in pension value) and $5,668 (above-market earnings); and during fiscal 2006: Mr. McMunn, $51,209 (change in pension value) and $3,450 (above-market earnings); Mr. Teeters, $80,318 (change in pension value) and $2,030 (above-market earnings); and Mr. Apgar, $50,488 (change in pension value) and $3,180 (above-market earnings).
(3)	This amount reflects life insurance premiums paid by the Company in the amount of $1,386 for term life insurance for Mr. McMunn, LPGA Golf Club membership fees of $3,600, and use of a Company vehicle valued at $7,562.

(4)	This amount reflects life insurance premiums paid by the Company in the amount of $1,386 for term life insurance for Mr. Teeters, LPGA Golf Club membership fees of $3,600, and use of a Company vehicle valued at $2,751.
(5)	This amount reflects life insurance premiums paid by the Company in the amount of $1,386 for term life insurance for Mr. Apgar and LPGA Golf Club membership fees of $3,600.

Grants of Plan-Based Awards for 2007

Stock option awards and tandem stock appreciation rights (“SARs”) are granted to the named executive officers pursuant to the 2001 Stock Option Plan. The exercise price of stock options is based on the mean between the high and the low price at closing on the date of the grant. The stock options vest over a five-year period, and all expire after ten years.

Name	Grant Date(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)
William H. McMunn	1/24/07	20,000	77.245	78.75
Bruce W. Teeters	1/24/07	8,000	77.245	78.75
Robert F. Apgar	1/24/07	6,000	77.245	78.75

(1)	These stock options and tandem SARs were awarded for fiscal year 2006 performance; named executive officers have not been granted stock options or tandem SARs for 2007 performance, pending completion of an executive compensation study being prepared by Towers Perrin. The Compensation and Stock Option Committee may grant the named executive officers stock options and tandem SARs for 2007 performance upon completion of the study.
(2)	Tandem SARs were granted with each stock option award. The value of these stock option awards and tandem SARs is reported in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End for 2007

The following table sets forth certain information with respect to all unexercised stock options previously awarded to the named executive officers as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
William H. McMunn	0	4,000	20.12	1/22/2013
	0	8,000	31.64	1/28/2014
	0	12,000	42.87	1/27/2015
	0	20,000	67.27	1/25/2016
	0	20,000	77.24	1/24/2017

Bruce W. Teeters	0	1,600	20.12	1/22/2013
	0	3,200	31.64	1/28/2014
	0	4,800	42.87	1/27/2015
	0	8,000	67.27	1/25/2016
	0	8,000	77.24	1/24/2017

Robert F. Apgar	0	1,600	20.12	1/22/2013
	0	3,200	31.64	1/28/2014
	0	4,800	42.87	1/27/2015
	0	6,400	67.27	1/25/2016
	0	6,000	77.24	1/24/2017

(1)	Stock options become exercisable in five equal annual installments beginning on the first anniversary of the grant date, with full exercisability upon a change in control of the company. They remain exercisable until they expire ten years from the date of grant, subject to earlier expiration following termination of employment. Subject to such earlier expiration or accelerated exercisability, 20% of the underlying option shares for the stock options granted on January 22, 2003 became exercisable on January 22, 2008; 20% of the underlying option shares for the stock options granted on January 28, 2004 became exercisable on January 28, 2008 and 20% of the underlying option shares for these stock options will become exercisable on January 28, 2009; 20% of the underlying option shares for the stock options granted on January 27, 2005 became exercisable on January 27, 2008 and 20% of the underlying option shares for these stock options will become exercisable on each of January 27, 2009 and January 27, 2010; 20% of the underlying option shares for the stock options granted on January 25, 2006 became exercisable on January 25, 2008 and 20% of the underlying option shares for these stock options will become exercisable on each of January 25, 2009, January 25, 2010, and January 25, 2011; and 20% of the underlying option shares for the stock options granted on January 24, 2007 became exercisable on January 24, 2008 and 20% of the underlying option shares for these stock options will become exercisable on each of January 24, 2009, January 24, 2010, January 24, 2011 and January 24, 2012, respectively. Tandem SARs were granted with each stock option award.

Option Exercises for 2007

The following table sets forth certain information with respect to the options exercised by the named executive officers during the fiscal year ended December 31, 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
William H. McMunn	10,234	1,251,938
Bruce W. Teeters	4,134	500,775
Robert F. Apgar	4,092	494,351

(1)	Amounts represented in this column include the exercise of tandem SARs.
(2)	Amounts consist of both the value realized on the exercise of stock options and the value realized on the exercise of the corresponding tandem SAR as follows: Mr. McMunn, $813,760 (stock option) and $438,178 (tandem SAR); Mr. Teeters, $325,504 (stock option) and $175,271 (tandem SAR); and Mr. Apgar, $321,328 (stock option) and $173,023 (tandem SAR).

Pension Benefits for 2007

The Company maintains two programs to provide retirement income to eligible employees and the named executive officers: the Company’s 401(k) plan (a tax-qualified retirement plan) and the Pension Plan. The following table sets forth benefits that named executive officers have accumulated under the Pension Plan.

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
William H. McMunn	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	16	417,009

Bruce W. Teeters	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	27	788,881

Robert F. Apgar	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	16	411,481

(1)	The named executive officers are all fully vested under the Pension Plan.
(2)	See Note 8 (Pension Plan) in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the present value of each named executive officer’s accumulated benefit under the Plan.

All employees who have attained the age of 21 and completed one year of service participate in the Pension Plan. Pension benefits are accrued annually in an amount equal to 1.2% of the employee’s final average earnings up to their covered compensation line plus 1.8% of the employee’s final average earnings in excess of their covered compensation line multiplied by the employee’s years of credited service to a maximum of 35 years. An employee’s “covered compensation line” equals the average of their actual past social security wage bases for the 35 calendar years preceding the employee’s social security retirement age. An employee’s “final average earnings” is the employee’s average annual compensation for the five consecutive years of highest earnings during the final ten consecutive years of employment. The elements of compensation considered in this determination include all earnings that make up the employee’s social security wage base, as limited by federal law.

The benefit formula generally provides for a life annuity or joint annuity benefit. The benefits for the named executive officers shown above are not payable in a lump sum. If the employee chooses to receive their pension payments as a joint benefit, a reduced pension benefit will be payable to the employee for life, and, if the employee dies first, 50% or more of the benefit will be payable to the joint payee for the rest of his or her life. The employee may also choose a social security adjustment benefit option where, if the employee retires before age 65, the employee receives a higher benefit before social security payments are expected to begin, and smaller payments thereafter, or the single life annuity, where a pension payment will be payable to the employee for life. All of the named executive officers are currently eligible for early retirement under the Pension Plan based on the early retirement age of 55 thereunder.

If an employee retires early, the employee’s accrued pension will be reduced to reflect the longer period over which the employee will receive pension benefits. The Company paid $216,083 in 2007 related to the 2006 plan year. In 2007, payments of $228,694 were made, with a balance payable in September 2008 of $46,021 for a total of $274,715. This increase was required to meet the minimum funding requirements for 2007.

Nonqualified Deferred Compensation for 2007

The table below sets forth information regarding the named executive officers’ current earnings on deferred compensation under the Executive Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)
William H. McMunn	48,335	28,602	418,953
Bruce W. Teeters	0	14,745	214,004
Robert F. Apgar	18,960	24,384	362,248

(1)	Amounts for Mr. McMunn and Mr. Apgar in this column are reported in the Summary Compensation Table above for the fiscal year 2007 under the column entitled “Bonus.”
(2)	Amounts include above-market earnings reported in the Summary Compensation Table under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” as follows: Mr. McMunn, $6,648; Mr. Teeters, $3,427; and Mr. Apgar, $5,668. Above-market earnings reflect the interest earned in excess of the interest that would have been earned at a rate equal to 120% of the applicable federal long-term rate (“AFR”). Earnings under the plan were calculated using an average rate of 7.40% and 120% of the AFR was 5.68%.

Under the Executive Deferred Compensation Plan, the named executive officers and key employees of the Company may elect to defer receipt of all or a portion of their cash compensation until such time as the participant ceases to be an officer or key employee. The deferred compensation accrues interest annually at the average rate of return earned by the Company on its short-term investments, which was 7.40% in 2007. Participants will generally receive their funds in 10 annual installments commencing six months after retirement or termination of employment, unless the participant elects an alternate form of payment at the time of commencement of participation in the Executive Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

The Company does not have employment agreements, change in control agreements, or severance agreements with any of its executive officers. Benefits payable upon termination of a named executive officer include benefits accrued under the Pension Plan, described under “Pension Plan” above, and deferred compensation and earnings thereon, described under “Deferred Compensation” above. Upon a change in control, deferred compensation and earnings thereon would be distributed in accordance with the Executive Deferred Compensation Plan, and stock options and tandem SARs would become fully vested pursuant to the 2001 Stock Option Plan.

Under the Executive Deferred Compensation Plan, a change of control shall be deemed to have occurred if:

•

as a result of any transaction, another person or entity acquires voting stock of the Company in an aggregate amount so as to enable that person or entity to exercise more than 50% of the voting power of the Company;

•	an unrelated person or entity acquires all or substantially all of the assets of the Company; or

•

upon the consummation of a merger or consolidation to which the Company is a party, the voting stock of the Company outstanding immediately prior to consummation of the merger or consolidation is converted into cash or securities possessing less than 50% of the voting power of the surviving corporation.

Under the 2001 Stock Option Plan, a change of control occurs when:

•

any person or group, other than a subsidiary of the Company or any employee benefit plan of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities of the Company that are entitled to vote generally in the election of directors of the Company;

•

individuals who, as of the effective date of the Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the effective date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Board shall be deemed to be members of the Incumbent Board; or

•

approval by the shareholders of the Company of a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

The following table sets forth the benefit that would have been realized by each named executive officer pursuant to the Pension Plan and Executive Deferred Compensation Plan as of December 31, 2007, if the officer had retired or been terminated on that date, and the benefit that would have been realized by each named executive officer pursuant to the Executive Deferred Compensation Plan and for outstanding stock options and tandem SARs as of December 31, 2007, if a change in control had occurred on such date:

Name	Benefit	Change in Control($)		Retirement or Termination($)
William H. McMunn	Unvested Stock Option Awards	1,009,662	(1)(2)	—
	Pension Plan Benefit	—		417,009
	Deferred Compensation	418,953		418,953

	Total	1,428,615		835,962

Bruce W. Teeters	Unvested Stock Option Awards	403,865	(1)(2)	—
	Pension Plan Benefit	—		788,881
	Deferred Compensation	214,004		214,004

	Total	617,869		1,002,885

Robert F. Apgar	Unvested Stock Option Awards	403,865	(1)(2)	—
	Pension Plan Benefit	—		411,481
	Deferred Compensation	362,248		362,248

	Total	766,113		773,729

(1)	These amounts include both the value of unvested stock options awarded and the value of unvested tandem SARs granted pursuant to the Company’s 2001 Stock Option Plan as follows: Mr. McMunn, $656,280 (stock option value) and $353,382 (SAR value); Mr. Teeters, $262,512 (stock option value) and $141,353 (SAR value); and Mr. Apgar, $262,512 (stock option value) and $141,353 (SAR value).
(2)	Values are calculated as if a change in control had taken place on December 31, 2007, using the closing market price per share of the Company’s stock on that date of $62.68.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

James E. Gardner, James E. Jordan, and John C. Myers, III, served on the Compensation and Stock Option Committee in 2007. None of these directors have ever served as an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure under SEC rules.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the Company’s systems of internal controls over financial reporting established by management and the Board, and the Company’s auditing, accounting, and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit the financial statements of the Company; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007:

(1) The Audit Committee reviewed and discussed the audited financial statements with management.

(2) The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards 114.

(3) The Audit Committee discussed with the independent auditors the auditor’s independence, including the matters in the written disclosures and the letter provided by the independent auditors as required by the Independence Standards Board Standard No. 1.

(4) The Audit Committee reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2007, and reports on the effectiveness of internal controls over financial reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by the Audit Committee: Gerald L. DeGood, Chairman, John C. Adams, Jr., and William J. Voges.

INFORMATION CONCERNING INDEPENDENT AUDITORS

KPMG LLP served as the Company’s independent auditors for its fiscal year ended December 31, 2007. Representatives of KPMG LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. No principal accountant has been selected or is being recommended for election, approval, or ratification at the Annual Meeting because the Audit Committee has not yet selected an independent certified public accountant for the year ending December 31, 2008. Historically, the Company has entered into three-year agreements with our independent auditors to promote continuity and efficiency. The most recent agreement was completed with the 2007 audit. Management and the Audit Committee are currently waiting to receive KPMG LLP’s 2008 engagement proposal for review and evaluation.

Auditor Fees

The following table represents aggregate fees billed by KPMG LLP for professional services for fiscal 2007 and 2006, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.

	2007	2006(3)
	$	$
Audit Fees(1)	162,000	145,000
Audit-Related Fees	-0-	-0-
Tax Fees(2)	45,450	61,820
All Other Fees	-0-	-0-

(1)	Aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and other services normally provided in connection with the Company’s statutory and regulatory filings or engagements by year.
(2)	Aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning, including preparation of tax forms, including federal and state income tax returns, and income tax consulting services.
(3)	Audit fees and tax fees reported in the proxy statement for our 2007 Annual Meeting of $102,500 and $61,820, respectively, were audit fees and tax fees paid in 2006. The amounts in this column reflect audit fees and tax fees billed for audit services provided in 2006.

Pre-approval Policy

The Audit Committee has adopted a Pre-approval Policy (the “Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with the Company’s business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include (1) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Treasurer and will include a description of the services to be rendered. The Treasurer will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC and American Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s common stock. Directors, executive officers, and beneficial owners of more than 10% of the Company’s common stock are required by SEC rules to furnish the Company with copies of all such reports. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from directors and executive officers that no other reports were required, the Company believes that all reports required under Section 16(a) were timely filed during the fiscal year ended December 31, 2007, except that Robert F. Apgar filed one late report on Form 4 with respect to one transaction.

SHAREHOLDER PROPOSALS

Inclusion of Proposals in the Company’s Proxy Statement and Proxy Card under the SEC Rules

Shareholders are hereby notified that if they wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2009 Annual Meeting of Shareholders, a written copy of their proposal must be received at the principal executive offices of the Company no later than November 21, 2008. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

Required Timing

In addition, our bylaws provide that, for any shareholder proposal or director nomination to be properly presented at the 2009 Annual Meeting of Shareholders, whether or not also submitted for inclusion in our proxy statement, we must receive written notice of the matter not less than 120 days nor more than 180 days prior to March 21, 2009. Thus, to be timely, the written notice of a shareholder’s intent to make a nomination for election as a director or to bring any other matter before the 2009 Annual Meeting of Shareholders must be received by the Company’s Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809 no earlier than September 22, 2008 and no later than November 21, 2008. Further, any proxy granted with respect to the 2009 Annual Meeting of Shareholders will confer on management discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by the Company’s Corporate Secretary within the timeframe provided above.

Required Shareholder Information

Each such written notice must contain, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made: (i) the name and address of such shareholder, as they appear on the Company’s stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of Company shares owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; and (iv) a representation that such shareholder is a holder of the Company’s capital stock, that such shareholder intends to vote such stock at such meeting, and that such shareholder intends to appear in person or by proxy at the meeting to made the nomination or bring up the business specified in the notice.

Required Director Nominee Information

With respect to each person whom the shareholder proposes to nominate for election as a director (a “proposed nominee”), the shareholder shall provide: (i) the name, business address an residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class or series and number of Company shares, if any, owned beneficially and of record by the proposed nominee; (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors, had each proposed nominee been nominated by the board of directors of the corporation; (v) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder; (vi) any other information relating to such shareholder, and any other person or persons pursuant to which the nomination(s) are to be made by the shareholder, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors; and (vii) the notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company if so elected.

A copy of our bylaws is available as an exhibit to a Form 8-K filed by the Company on July 26, 2007. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007, accompanies this proxy statement. Additional copies may be obtained by writing to the Company at P.O. Box 10809, Daytona Beach, Florida 32120-0809. The Company’s Annual Report and Proxy are also available on the company’s website at www.ctlc.com.

OTHER MATTERS

The Board of Directors of the Company does not intend to bring any other matters before the annual meeting, and it does not know of any other matters that will or may be properly presented at the Annual Meeting by others. The deadline under our bylaws for any shareholder proposal to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the annual meeting, however, the persons named in the accompanying proxy card will vote the shares for which the Company has received proxies in accordance with their best judgment.

CONSOLIDATED-TOMOKA LAND CO.

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

ANNUAL MEETING OF SHAREHOLDERS

APRIL 23, 2008

The undersigned hereby appoints Bruce W. Teeters and Robert F. Apgar, each or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote, as designated below, all the shares of common stock of Consolidated-Tomoka Land Co. held of record by the undersigned on February 29, 2008, at the annual meeting of shareholders to be held April 23, 2008, or any adjournment or postponement thereof.

Election of three Class II Directors for three-year terms ending in 2011.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Class II. William H. Davison, William H. McMunn, and William L. Olivari.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CONSOLIDATED-TOMOKA LAND CO.

PROXY

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the proposal.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Dated

Signature

Signature
(if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.